SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



          Date of  Report (Date  of earliest  event reported):  February 3,
          1994



                             CENTRAL MAINE POWER COMPANY
                (Exact name of registrant as specified in its charter)




                   Maine 1-5139    01-0042740
          (State of Incorporation) (Commission    (IRS Employer
                    File Number)   Identification Number)




                        83 Edison Drive, Augusta, Maine 04336
                 (Address of principal executive offices) (zip code)



          Registrant's  telephone  number,  including  area  code:    (207)
          623-3521
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          Item 1 through Item 4.  Not applicable.


          Item 5.  Other Events.

               On February 4, 1994, the Chief Justice of the Maine Supreme Judicial Court (the "Court") issued an Order establishing March 17, 1994, as the date for the oral argument of the Motion to Dismiss submitted by the Maine Public Utilities Commission (the "Commission") in connection with the Company's appeal to the
          Court of the October 28, 1993 Commission Order establishing a one-half percent (.5%) return-on-equity penalty (the "ROE penalty") associated with the Commission's finding that the Company had been imprudent in its management of certain independent power producer contracts.

               As previously reported, on December 20, 1993, the Chief Justice, acting on the Company's request, issued an Order staying the effectiveness of the ROE penalty pending final resolution of the Company's appeal of the October 28, 1993 Commission Order to the Court.

               On February  3,  1994,  the  Commission filed  a  Motion  to
          Dismiss with the Court, stating that by Order dated February 3, 1994, the Commission had reopened and reconsidered its October 28, 1993 decision. As a result of such reconsideration, the Commission decided to vacate the ROE penalty conditioned on either the Company's acquiescence in the Commission's jurisdiction or a finding by the Court that the Commission retains jurisdiction, and to consider alternative remedies. The Commission argued that, because of its February 3 Order the Company's appeal of the ROE penalty should be dismissed as moot.

               The Chief Justice declined to dismiss the appeal and added the jurisdictional question to the issues to be determined by the Court.

               The Commission in its February 3, 1994 Order indicated that based on data currently before the Commission a remedy that was under consideration by the Commission "appears to present an opportunity to insulate ratepayers sufficiently from CMP's imprudence  . . . .,"  yet also noted that, "We  do not decide at this time that such a remedy [the difference between the contract rates found to be imprudent and the avoided cost for that period, with the contract rates found to be imprudent disregarded in the avoided-cost calculation] will be adopted." The Commission Order indicated an intent to seek additional information on the issue of annual differences between the contract rates and avoided costs. The Company cannot predict the outcome of the appeal on either the issue of jurisdiction or the merits of the ROE penalty, nor is it able to predict the outcome of this issue if remanded to the Commission, including any subsequent appeal of a future alternative remedy finding by the Commission.
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          Item 6 through Item 8.  Not applicable.

                                      SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CENTRAL MAINE POWER COMPANY




                                        By
                                                David E. Marsh
                                        Senior Vice President, Finance,
                                         and Chief Financial Officer


          Dated:  February 9, 1994
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